Exhibit 99.1

Lordstown Motors Corp. Announces Reverse Stock Split

LORDSTOWN, Ohio, May 23, 2023 -- Lordstown Motors Corp. (Nasdaq: RIDE), (“Lordstown Motors,” “LMC” or the “Company”), an original equipment manufacturer (“OEM”) of electric vehicles focused on the commercial fleet market, today announced that it will effect a 1:15 reverse stock split (the “Reverse Stock Split”) of its Class A common stock, $0.0001 par value per share (the “Class A common stock”), that will become effective at 12:01 a.m. Eastern Time on May 24, 2023 (the “Effective Time”). Lordstown Motors’ Class A common stock will begin trading on a split-adjusted basis on the Nasdaq Global Select Market (“Nasdaq”), under its existing symbol, “RIDE”, when the market opens on May 24, 2023. The new CUSIP number for the Company’s Class A common stock will now be 54405Q 209.

The Reverse Stock Split was approved by the Company’s stockholders at its 2023 Annual Meeting of Stockholders, held on May 22, 2023, with the final ratio determined by the Company’s board of directors. The Company has filed an amendment to its Second Amended and Restated Certificate of Incorporation, as amended, to effect the Reverse Stock Split as of the Effective Time.

The Reverse Stock Split will automatically cause each fifteen shares of the Company’s issued and outstanding Class A common stock to be combined into one issued and outstanding share of Class A common stock. Outstanding equity-based awards and other outstanding equity rights will be proportionately adjusted. No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive a fractional share of Class A common stock will instead receive cash in an amount equal to such fraction multiplied by the closing price of the Class A common stock on Nasdaq on May 23, 2023, as adjusted to account for the Reverse Stock Split. The Reverse Stock Split will not change the par value or authorized number of shares of Class A common stock and will not change the par value or the authorized or outstanding number of shares of the Company’s preferred stock, including its Series A Convertible Preferred Stock (the “Preferred Stock”).

The Reverse Stock Split is intended to improve the marketability and liquidity of the Class A common stock. A higher market price can make the Class A common stock more attractive to a broader range of institutional investors, professional investors and other members of the investing public. In addition, the Reverse Stock Split is intended to increase the per share market price of the Class A common stock in order to satisfy Nasdaq’s $1.00 minimum bid price requirement (the “Bid Price Requirement”).

As previously disclosed, the Company and Foxconn (as defined below) have a dispute concerning whether the April 21, 2023 letter the Company received from Nasdaq regarding the Bid Price Requirement caused a failure of a condition to closing Foxconn’s purchase of approximately 10% of the Company’s common stock for $47.3 million. The Company believes that there was no failure of any closing condition and the Company was ready, willing and able to close that transaction on May 8, 2023, as required by the Investment Agreement (the “Investment Agreement”) entered into by the Company on November 7, 2022 with Foxconn Ventures Pte. Ltd., an affiliate of global technology company Hon Hai Technology Group (“Foxconn”). Foxconn took a contrary position and refused to close. The Company reserves all rights against Foxconn, including rights arising out of its failure to timely close the stock purchase. If the reverse split causes the Class A common stock price to remain above $1.00 per share for 10 consecutive trading days and Nasdaq notifies the Company that the Bid Price Requirement has been satisfied, that may satisfy Foxconn’s (incorrect) interpretation of the closing condition and cause Foxconn to close the transaction. The Company remains ready, willing and able to close. No assurance can be given regarding the impact of the Reverse Stock Split on the stock price or that Foxconn will meet its obligation to close, even if the stock price remains above $1.00 for the 10 trading-day period. While the Company remains willing to negotiate with Foxconn in an effort to resolve its disputes, no agreement currently exists and the Company cannot predict whether such an agreement will be reached in the future.

Since start of commercial production, the Company has completed 56 Endurance vehicles and delivered 18 to customers, 12 since resuming deliveries in late April. The Endurance continues to improve with each software update, and our team is encouraged by the most recent customer feedback. In light of the Foxconn dispute and the uncertainty regarding whether or to what extent Foxconn will fulfill its funding obligations under the Investment Agreement, the Company has taken aggressive actions to reduce costs and preserve liquidity. As of April 30, 2023, the Company had cash, cash equivalents and short term investments of approximately $165 million, a decrease of approximately $11 million from the quarter ended March 31, 2023.

Additional information on the Reverse Stock Split can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 11, 2023, which is available on the SEC’s website at www.sec.gov and on the Company’s website, www.lordstownmotors.com.

About Lordstown Motors Corp.

Lordstown Motors is an electric vehicle (“EV”) OEM developing innovative light duty commercial fleet vehicles, with the Endurance all electric pickup truck as its first vehicle and being launched in the Foxconn EV plant in Lordstown, Ohio. Lordstown Motors has engineering, research and development facilities in Farmington Hills, Michigan and Irvine, California. For additional information visit www.lordstownmotors.com.

Forward-looking Statements

This press release includes forward looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feel,” “believes,” expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors. With respect to the matters addressed in this press release, those factors include, but are not limited to: our ability to regain compliance with the Bid Price Requirement as a result of the Reverse Stock Split; our ability to maintain compliance with other Nasdaq listing rules; our ability to continue as a going concern, which requires us to manage costs and obtain significant additional funding; our ability to resolve our dispute with Foxconn regarding the matters asserted in the Foxconn notices and to obtain the proceeds we expected under the Investment Agreement; our ability to timely obtain necessary funding to continue our operations; our ability to continue production of the Endurance; the impact of the uncertainty with respect to our relationship with Foxconn and our prospects for additional funding on our supplier arrangements and on our employees; and risks related to the substantial costs and diversion of personnel’s attention and resources due to these matters.

Other factors that may impact our results and prospects include, but are not limited to:

•	the cost and other impacts of contingent liabilities, such as current and future litigation, claims, regulatory proceedings, investigations, complaints, product liability claims and stockholder demand letters, and availability of insurance coverage and/or adverse publicity with respect to these matters, which may have a material adverse effect, whether or not successful or valid, on our liquidity position, market price of our stock, cash projections, business prospects and ability and timeframe to obtain financing;

•	our ability to effectively implement and realize the benefits from our transactions and agreements with Foxconn, if pending disputes are resolved, which depend on many variables that include establishment of the EV program budget and EV program milestones and satisfaction of such milestones and other conditions required to be met at the time of funding, and our ability to utilize the designs, engineering data and other foundational work of Foxconn, its affiliates, and other members of the Mobility-in-Harmony (MIH) consortium as well as other parties, and that all such parties adhere to timelines to develop, commercialize, industrialize, homologate and certify a vehicle in North America, along with variables that are out of the parties’ control, such as technology, innovation, adequate funding, supply chain and other economic conditions, competitors, customer demand and other factors;

•	our ability to successfully address known and unknown performance, quality, supply chain and other launch-related issues, some of which are or may be material or may require additional recalls or retrofits of the Endurance, and continue commercial production and sales of the Endurance;

•	the risk that additional elements of our technology, including our hub motors, do not perform as expected in the near or longer-term;

•	our ability to maintain appropriate supplier relationships, including for our critical components, and the risks with respect to the terms of such arrangements due to our limited production volumes and any minimum quantity requirements, and our ability to establish our supply chain to support new vehicle programs;

•	our ability to facilitate cost-effective production of the Endurance, which requires a strategic partner and significant additional capital, including to invest in the tooling to lower the bill of materials (“BOM”) cost, continue design enhancements and enable scaled production;

•	our ability to execute our business plan, strategic alliances and other opportunities, including development and market acceptance of our planned products;

•	risks related to our limited operating history, the execution of our business plan and the timing of expected business milestones, including the ability to effectively utilize existing tooling, a substantial portion of which is soft tooling not intended for long term production;

•	our ongoing ability to secure and receive vehicle components from our supply chain in sufficient quantities to meet production volume plans and of acceptable quality to meet vehicle requirements;

•	the availability and cost of raw materials and components, particularly in light of current supply chain disruptions and labor concerns, inflation, and the consequences of any shortages on our ability to produce saleable vehicles;

•	our ability to successfully identify and implement actions to significantly lower the Endurance BOM cost, including identifying a strategic partner to scale the Endurance;

•	our ability to obtain binding purchase orders and build customer relationships, and the impact of the uncertainty regarding our relationship with Foxconn has on our ability to obtain binding purchase orders;

•	our ability to deliver on the expectations of customers with respect to the pricing, performance, quality, reliability, safety and efficiency of the Endurance and to provide the levels of after sale service, support and warranty coverage that they will require, and the impact of performance issues, production pauses and delays and recalls on consumer confidence and interest in our vehicles;

•	our ability to conduct business using a direct sales model, rather than through a dealer network used by most other original equipment manufacturers;

•	the effects of competition on our ability to market and sell vehicles;

•	our ability to attract and retain key personnel and hire additional personnel particularly in light of the uncertainty regarding our Foxconn relationship;

•	the pace and depth of electric vehicle adoption generally;

•	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	our ability to obtain required regulatory approvals and comply with changes in laws, regulatory requirements, interpretations of existing laws and governmental incentives;

•	the impact of health epidemics, including the COVID-19 pandemic, on our business, the other risks we face and the actions we may take in response thereto;

•	cybersecurity threats and breaches and compliance with privacy and data protection laws;

•	failure to timely implement and maintain adequate financial, information technology and management processes and controls and procedures; and

•	the possibility that we may be adversely affected by other economic, geopolitical, business and/or competitive factors, including rising interest rates, fuel and energy prices and the direct and indirect effects of the war in Ukraine.

As a result of these uncertainties, there is substantial doubt regarding our ability to continue as a going concern. Our ability to obtain additional financing is extremely limited under current market conditions, in particular for our industry, and also influenced by other factors including the significant amount of capital required, the Foxconn dispute, the fact that the BOM cost of the Endurance is currently, and expected to continue to be, substantially higher than our selling price, uncertainty surrounding the performance of any vehicle produced by us, meaningful exposure to material losses and costs related to ongoing litigation and the SEC investigation, the Nasdaq Notice, the market price of our stock and potential dilution from the issuance of any additional securities. If we are unable to resolve our dispute with Foxconn in a timely manner on terms that allow us to continue operating as planned, identify other sources of substantial funding, identify a strategic partner and resolve our significant contingent liabilities, we may need to further curtail or cease operations and seek protection by filing a voluntary petition for relief under the United States Bankruptcy Code. If this were to occur, the value available to our various stakeholders, including our creditors and stockholders, is uncertain and trading prices for our securities may bear little or no relationship to the actual recovery, if any, by holders of our securities in bankruptcy proceedings, if any.

Additional information on potential factors that could affect the Company and its forward-looking statements is included in the Company’s Form 10-K, Form 10-Q and subsequent filings with the SEC. All forward-looking statements are qualified in their entirety by this cautionary statement. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Contacts:

Investors

Adam Kroll

IR@lordstownmotors.com

Media

Colleen Robar

crobar@robarpr.com

313-207-5960